UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 23, 2015

(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 17th Street, Suite 720, Denver, CO 80202

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (720) 403-8125

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 23, 2015, the Board of Directors of Warren Resources, Inc. (the “Company”) appointed James A. Watt, the Company’s President and Chief Executive Officer, as a director. He will fill one of the vacancies on the Board of Directors and stand for re-election at the 2016 annual meeting of stockholders.

A full description of Mr. Watt’s experience and compensatory arrangements may be found on the Form 8-K filed on November 16, 2015.

In addition, on November 25, 2015 (the “Effective Date”), the Board of Directors appointed Frank T. Smith, Jr. to serve as the Company’s Senior Vice President and Chief Financial Officer, reporting to the Board of Directors and the Chief Executive Officer.

In connection with the appointment of Mr. Smith, Brian Gelman has stepped down from the position of interim Chief Financial Officer as of the Effective Date, but will continue serving as Chief Accounting Officer and Controller.

Mr. Smith, age 69, has over 40 years of experience in the global oil and gas industry. Mr. Smith has served as Senior Vice President and Chief Financial Officer of Dune Energy, Inc. since 2007 and as Secretary since January 2012. Prior to his appointment at Dune Energy, Inc., he served as President and Chief Financial Officer of Sonoran Energy, Inc. From 2004 through 2006, Mr. Smith served as Senior Vice President—Finance and Corporate Secretary of Remington Oil and Gas Corp., which was acquired by Helix Energy Solutions Group, Inc. in June 2006. From June 1997 through 2003, Mr. Smith served as Executive Vice President and Manager of energy lending at the Bank of Texas. From 1990 through 1997, Mr. Smith served as Director in the energy and utilities division of the First National Bank of Boston. Prior to 1990, Mr. Smith held positions of increasing responsibility in the energy banking departments of other major, publicly-traded United States financial institutions. Mr. Smith received an MBA in Corporate Finance & Banking from the University of Pennsylvania (Wharton School). He also holds M.Ed and B.S. degrees from the University of Delaware.

In connection with his appointment, the Company entered into a written Offer of Employment with Mr. Smith (the “Offer Letter”).  Pursuant to the terms set forth in the Offer Letter, Mr. Smith will receive an annual base salary of $325,000 and will be eligible for an annual bonus of up to 140% of his base salary, based upon the attainment of company and individual performance. Mr. Smith will be eligible to participate in the Company’s benefit plans and programs provided to its senior executives from time to time.

In addition, in connection with his appointment, Mr. Smith will receive a grant of performance-based restricted stock units (“RSUs”) pursuant to the Warren Resources, Inc. 2010 Stock Incentive Plan with respect to a total of 450,000 shares of the Company’s common stock.  The RSUs will vest and be settled in common stock over the first three years following the Effective Date based upon the following schedule:

•                  In the event the Company’s average closing stock price is at $2.00 or greater over any period of 20 consecutive trading days (the “twenty day average price”) during the first three years following the Effective Date, 75,000 RSUs will performance-vest and be settled, subject to Mr. Smith’s continued employment, in equal installments on each remaining anniversary of the Effective Date such that all 75,000 RSUs are vested as of the third anniversary of the Effective Date.

•                  In the event the twenty day average price is at $4.00 or greater over any period during the first three years following the Effective Date, an additional 150,000 RSUs will performance-vest and be settled, subject to Mr. Smith’s continued employment, in equal installments on each remaining anniversary of the Effective Date such that all 150,000 RSUs are vested as of the third anniversary of the Effective Date.

•                  In the event the twenty day average price is at $6.00 or greater during the second or third year following the Effective Date, an additional 225,000 RSUs will performance-vest and be settled, subject to Mr. Smith’s continued employment, in equal installments on each remaining anniversary of the Effective Date such that 225,000 RSUs are vested as of the third anniversary of the Effective Date.

•                  Any RSUs that have not performance-vested based upon the schedule above as of the third anniversary of the Effective Date will terminate at such time.

The Offer Letter also provides that Mr. Smith will participate in the Company’s Executive Severance Plan (the “Severance Plan”) as a “Tier 2 Employee”.

As a Tier 2 Employee, Mr. Smith will be eligible to receive the following payments and benefits:

•                  If Mr. Smith’s employment is terminated by the Company without “cause” (as defined in the Severance Plan) or Mr. Smith resigns for “good reason” (as defined in the Offer Letter), subject to his execution of a release of claims he will be entitled to receive, in addition to all accrued but unpaid compensation and benefits, a lump sum amount equal to one times his base salary, as well as a pro rata incentive bonus for the year of his termination.  In addition, Mr. Smith will receive accelerated vesting of a number of RSUs necessary to achieve a total of 75,000 RSUs vested (inclusive of any RSUs which have previously vested).

•                  If Mr. Smith’s employment is terminated by the Company without “cause” or Mr. Smith resigns for “good reason”, and such termination or resignation is during the two-year period following a “change of control” (as defined in the Severance Plan) subject to his execution of a release of claims he will be entitled to receive in lieu of the amount described above, in addition to all accrued but unpaid compensation and benefits, a lump sum amount equal to two times the sum of his base salary and his average annual bonus over the prior three years (excluding 2016) as well as a pro rata incentive bonus for the year of his termination.  In addition, Mr. Smith will receive accelerated vesting of a number of RSUs necessary to achieve a total of 225,000 RSUs vested (inclusive of any RSUs which have previously vested).

As a condition to the commencement of his employment, Mr. Smith also entered into a Restrictive Covenant Agreement with the Company which provides for confidentiality, nonsolicitation and noncompetition covenants during the term of his employment and for up to two years thereafter.

The foregoing does not constitute a complete summary of the terms of the Offer Letter, and reference is made to the complete text of the Offer Letter, which is attached hereto as Exhibit 10.1.

Item 7.01.                Regulation FD Disclosure

On November 30, 2015, the Company issued a press release announcing the appointment of Frank T.  Smith, Jr. as Senior Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits:

Exhibit Number	Description
10.1	Offer of Employment dated November 25, 2015
99.1	Press Release dated November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 2015

WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

Exhibit Number	Description
10.1	Offer of Employment dated November 25, 2015
99.1	Press Release dated November 30, 2015